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                                                               EXHIBIT 23.8

                      CONSENT OF R. CLAYTON MCWHORTER

  The undersigned hereby consents to the inclusion of his name in this Registration Statement on Form S-4 (File No. 33-56803) as a person to become a director of Columbia/HCA Healthcare Corporation upon the consummation of the merger involving Columbia/HCA Healthcare Corporation, COL Acquisition Corporation and Healthtrust, Inc.--The Hospital Company, and upon the adoption of the proposed amendment to the Columbia/HCA Healthcare Corporation certificate of incorporation increasing the size of the Columbia/HCA Healthcare Corporation Board of Directors.

                                              /s/ R. Clayton McWhorter
                                          -------------------------------------

                                                R. Clayton McWhorter

January 9, 1995